EXHIBIT 10.2

*** Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and is the type the registrant treats as confidential. Such omitted information is indicated by brackets “[***]”) in this exhibit. ***

VOTING SUPPORT AND LOCK-UP AGREEMENT

THIS AGREEMENT (the "Agreement") is made as of the 21st day of February, 2023.

BETWEEN:

__________________________________________________________

__________________________________________________________

(the "Shareholder")

- and -

GOLD FLORA, LLC, a limited liability company existing under the laws of the State of California

("Gold Flora")

WHEREAS the Shareholder is the registered and/or beneficial owner of, either directly or indirectly, and/or exercises control or direction over, either directly or indirectly, that number of issued and outstanding common shares ("Common Shares") in the capital of TPCO Holding Corp. ("TPCO"), a corporation existing under the laws of the Province of British Columbia, set forth on Schedule "A" attached to this Agreement;

AND WHEREAS the Shareholder is the registered and/or beneficial owner of, either directly or indirectly, and/or exercises control or direction over, either directly or indirectly, that number of stock options ("Options"), restricted share units ("Restricted Share Units"), performance share units ("Performance Share Units"), deferred share units ("Deferred Share Units") and/or common share purchase warrants ("Warrants") of TPCO set forth on Schedule "A" attached to this Agreement;

AND WHEREAS TPCO, Gold Flora, Stately Capital Corporation, a corporation existing under the laws of the Province of British Columbia, Gold Flora Corporation ("Newco"), a corporation existing under the laws of the Province of British Columbia, and Golden Grizzly Bear LLC, a limited liability company existing under the laws of the State of California, have entered into a business combination agreement (the "Business Combination Agreement") concurrently with the entering into of this Agreement and propose, subject to the terms and conditions of the Business Combination Agreement, to consummate, among other things, an arrangement as set forth in the plan of arrangement attached to the Business Combination Agreement (the "Arrangement");

AND WHEREAS the Shareholder acknowledges that Gold Flora would not enter into the Business Combination Agreement but for the execution and delivery of this Agreement by the Shareholder.

NOW THEREFORE this Agreement witnesses that, in consideration of the premises and the covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE 1
INTERPRETATION

Section 1.1 Definitions

All capitalized terms used in this Agreement that are not defined herein and that are defined in the Business Combination Agreement shall have the respective meanings ascribed to them in the Business Combination Agreement. For the purposes of this Agreement:

"Circular" means the TPCO Circular, as defined in the Business Combination Agreement.

"Effective Date" means the Arrangement Effective Date, as defined in the Business Combination Agreement.

"Effective Time" means the Arrangement Effective Time, as defined in the Business Combination Agreement.

"Meeting" means the TPCO Meeting, as defined in the Business Combination Agreement.

"Subject DSUs" means that number of Deferred Share Units set forth on Schedule "A" attached to this Agreement, being all of the Deferred Share Units owned legally and/or beneficially, either directly or indirectly, by the Shareholder or over which the Shareholder exercises control or direction, either directly or indirectly, and shall further include any deferred share units otherwise acquired by the Shareholder after the date hereof.

"Subject Options" means that number of Options set forth on Schedule "A" attached to this Agreement, being all of the Options owned legally and/or beneficially, either directly or indirectly, by the Shareholder or over which the Shareholder exercises control or direction, either directly or indirectly, and shall further include any options otherwise acquired by the Shareholder after the date hereof.

"Subject PSUs" means that number of Performance Share Units set forth on Schedule "A" attached to this Agreement, being all of the Performance Share Units owned legally and/or beneficially, either directly or indirectly, by the Shareholder or over which the Shareholder exercises control or direction, either directly or indirectly, and shall further include any performance share units otherwise acquired by the Shareholder after the date hereof.

"Subject RSUs" means that number of Restricted Share Units set forth on Schedule "A" attached to this Agreement, being all of the Restricted Share Units owned legally and/or beneficially, either directly or indirectly, by the Shareholder or over which the Shareholder exercises control or direction, either directly or indirectly, and shall further include any restricted share units otherwise acquired by the Shareholder after the date hereof.

"Subject Securities" means, collectively, the Subject Shares, the Subject Options, the Subject RSUs, the Subject PSUs, the Subject DSUs, the Subject Warrants and any other securities that are convertible, redeemable or exercisable for Subject Shares.

"Subject Shares" means that number of Common Shares set forth on Schedule "A" attached to this Agreement, being all of the Common Shares owned legally and/or beneficially, either directly or indirectly, by the Shareholder or over which the Shareholder exercises control or direction, either directly or indirectly, and shall further include any Common Shares issued upon the exercise by the Shareholder of Options, Restricted Share Units, Performance Share Units, Deferred Share Units or Warrants and any Common Shares otherwise acquired by the Shareholder after the date hereof.

"Subject Warrants" means that number of Warrants set forth on Schedule "A" attached to this Agreement, being all of the Warrants owned legally and/or beneficially, either directly or indirectly, by the Shareholder or over which the Shareholder exercises control or direction, either directly or indirectly, and shall further include any common share purchase warrants otherwise acquired by the Shareholder after the date hereof.

ARTICLE 2
COVENANTS

Section 2.1 General Covenants of the Shareholder

The Shareholder hereby covenants and agrees in favour of Gold Flora that, from the date hereof until the termination of this Agreement in accordance with Article 4, except as expressly permitted by this Agreement:

(a)

at any meeting of securityholders of TPCO (including in connection with any separate vote of any sub group of securityholders of TPCO that may be required to be held and of which sub group the Shareholder forms part) called to vote upon the Business Combination Agreement or the transactions contemplated by the Business Combination Agreement or at any adjournment or postponement thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent in lieu of a meeting) with respect to the Business Combination Agreement or the transactions contemplated by the Business Combination Agreement is sought, the Shareholder shall cause his, her or its Subject Securities (which have a right to be voted at such Meeting) to be counted as present for purposes of establishing quorum and shall vote (or cause to be voted) his, her or its Subject Securities (which have a right to be voted at such Meeting) in favour of the approval of the Arrangement, any other transactions contemplated in the Business Combination Agreement and any other matter necessary for the consummation of the Arrangement. If the Shareholder is the beneficial owner, but not the registered holder, of any of his, her or its Subject Securities, the Shareholder agrees to take all actions necessary to cause the registered holder and any nominees to vote all of his, her or its Subject Securities in accordance with this Section 2.1(a);

(b)

at any meeting of securityholders of TPCO (including in connection with any separate vote of any sub group of securityholders of TPCO that may be required to be held and of which sub group the Shareholder forms part) or at any adjournment or postponement thereof or in any other circumstances upon which a vote, consent or other approval of all or some of the shareholders or other securityholders of TPCO is sought (including by written consent in lieu of a meeting), the Shareholder shall cause his, her or its Subject Securities (which have a right to be voted at such meeting) to be counted as present for purposes of establishing quorum and shall vote (or cause to be voted) such Subject Securities against (i) any TPCO Acquisition Proposal, (ii) any action, agreement, transaction or proposal which could reasonably be expected to result in a breach of any representation, warranty, covenant, agreement or other obligation of TPCO in the Business Combination Agreement or of the Shareholder under this Agreement, and/or (iii) any matter that could reasonably be expected to materially delay, prevent, impede or frustrate the successful completion of the Arrangement or any of the other transactions contemplated by the Business Combination Agreement. If the Shareholder is the beneficial owner, but not the registered holder, of any of his, her or its Subject Securities, the Shareholder agrees to take all actions necessary to cause the registered holder and any nominees to vote all of his, her or its Subject Securities in accordance with this Section 2.1(b);

(c)	subject to Section 5.1, the Shareholder agrees not to, directly or indirectly:

(i)

make, solicit, assist, initiate, facilitate or knowingly encourage (including by way of furnishing information or entering into any form of agreement, arrangement or understanding) the initiation of any inquiries or proposals that constitutes or could reasonably be expected to constitute or lead to a TPCO Acquisition Proposal;

(ii)

enter into or otherwise engage or participate in any discussions or negotiations with any person (other than Gold Flora or any of its affiliates) regarding, or furnish to any person (other than Gold Flora or any of its affiliates) any information or otherwise co-operate with, respond to, assist or participate in, any inquiry, proposal or offer that constitutes or could reasonably be expected to constitute or lead to a TPCO Acquisition Proposal;

(iii)	approve, accept, endorse or recommend, or propose publicly to accept, approve, endorse or recommend, any TPCO Acquisition Proposal;

(iv)

accept or enter into or publicly propose to accept or enter into, any letter of intent, agreement in principle, agreement, understanding, undertaking or arrangement or other contract in respect of a TPCO Acquisition Proposal; or

(v)	make any public announcement or take any other action inconsistent with the recommendation of the TPCO Board to approve the Arrangement;

(d)

the Shareholder agrees not to directly or indirectly: (i) sell, transfer, assign, tender, exchange, grant a participation interest in, gift, option, pledge, hypothecate, grant a security interest in, place in trust or otherwise convey, dispose or encumber, or enter into any agreement, understanding, option or other arrangement with respect to any of the foregoing, any of his, her or its Subject Securities to any person, other than pursuant to the Business Combination Agreement, (ii) grant any proxies or power of attorney, deposit any of his, her or its Subject Securities into any voting trust or enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to his, her or its Subject Securities, other than pursuant to this Agreement, or (iii) otherwise enter into any agreement or arrangement with any person or entity or commit any act that could limit, restrict or affect the Shareholder's legal power, authority, or right to vote any of his, her or its Subject Securities or otherwise prevent or disable the Shareholder from performing any of his, her or its obligations under this Agreement; provided, however, that the foregoing restrictions shall not prevent the Shareholder from (x) exercising, converting, redeeming or agreeing to cancel his, her or its Subject Securities in accordance with their terms or the Business Combination Agreement, or (y) transferring his, her or its Subject Securities to one or more corporations, family trusts, RRSP accounts or other entity directly or indirectly owned or controlled by, or under common control with, the Shareholder, provided that (1) any such transfer will not relieve the Shareholder of or from its obligations under this Agreement, (2) prompt written notice of such transfer is provided to Gold Flora; and (3) the transferee continues to be an entity or corporation directly or indirectly owned or controlled by the Shareholder at all times;

(e)

subject to Section 5.1, the Shareholder shall not take any other action of any kind, directly or indirectly, which would reasonably be expected to reduce the success of, or materially delay or interfere with, the completion of the transactions contemplated by the Business Combination Agreement;

(f)

subject to Section 5.1, at the request of Gold Flora or TPCO, the Shareholder shall as a holder of Subject Securities use its commercially reasonable efforts to cooperate with TPCO and Gold Flora to successfully complete the Arrangement and the other transactions contemplated by the Business Combination Agreement;

(g)

the Shareholder shall promptly notify Gold Flora upon any of the Shareholder's representations or warranties contained in this Agreement becoming untrue or incorrect in any material respect, and for the purposes of this provision, each representation and warranty shall be deemed to be given at and as of all times during such period (irrespective of any language which suggests that it is only being given as at the date hereof);

(h)

the Shareholder shall not exercise: (i) any rights of appraisal or rights of dissent provided under any Law or otherwise in connection with the Arrangement or the other transactions contemplated by the Business Combination Agreement that the Shareholder may have; or (ii) any other shareholder rights or remedies available to the Shareholder, whether arising under statute, at common law or otherwise, to impede, prevent or materially delay the Arrangement; and

(i)

without limiting the generality of Section 5.2, no later than ten (10) Business Days prior to the date of the Meeting: (i) with respect to any Subject Securities (which have a right to be voted at such Meeting) that are registered in the name of the Shareholder, the Shareholder shall deliver or cause to be delivered, in accordance with the instructions set out in the Circular and with a copy to Gold Flora concurrently with such delivery, a duly executed proxy or proxies directing the holder of such proxy or proxies to vote his, her or its Subject Securities (which have a right to be voted at such Meeting), in favour of the Arrangement and the other transactions contemplated by the Business Combination Agreement; and (ii) with respect to any Subject Securities (which have a right to be voted at such Meeting) that are beneficially owned by the Shareholder but not registered in the name of the Shareholder, the Shareholder shall deliver or cause to be delivered, in accordance with the instructions set out in the Circular and with a copy to Gold Flora concurrently with such delivery, a duly executed voting instruction form to the intermediary through which the Shareholder holds his, her or its beneficial interest in the Shareholder's Subject Securities, instructing that the Shareholder's Subject Securities (which have a right to be voted at such Meeting) be voted at the Meeting in favour of the Arrangement and the other transactions contemplated by the Business Combination Agreement. Such proxy or proxies or voting instructions shall name those individuals as may be designated by TPCO in the Circular and such proxy or proxies or voting instructions shall not be revoked, withdrawn or modified without the written consent of Gold Flora or upon termination of this Agreement.

Section 2.2 Shareholder Acknowledgement

The Shareholder hereby acknowledges and agrees that any Subject Shares purchased or acquired pursuant to the exercise, vesting or settlement of Subject Options, Subject RSUs, Subject PSUs, Subject DSUs or Subject Warrants or in the market, by private agreement or otherwise, from the date hereof to the Effective Date, shall be deemed to be subject to the terms hereof as Subject Shares.

Section 2.3 Lock-Up

Subject to the completion of the Arrangement, the Shareholder hereby undertakes with Gold Flora and Newco that, from the Effective Date, the common shares of Newco (or any successor thereof) acquired by the Shareholder as a result of the Arrangement (the "Newco Shares"), and other securities convertible into, exchangeable for or exercisable to acquire common shares of Newco (or any successor thereof), directly or indirectly (together with Newco Shares, the "Newco Securities"), shall be subject to the restrictions on Transfer set out in this Section 2.3. Until the earlier of (x) the date that any company with United States cannabis operations (specifically operations that handle Tetrahydrocannabinol) is permitted to be listed on any senior United States stock exchange, namely any tier of the NYSE or Nasdaq, and (y) the date that such Newco Securities have been released in accordance with Schedule "B" attached to this Agreement, the Shareholder agrees that it will not sell, transfer, gift, assign, grant a participation interest in, convey, pledge, hypothecate, grant a security interest in, encumber, option or otherwise dispose of any right or interest in, or enter into any forward sale, repurchase agreement, option or other arrangement or monetization transaction with respect to, any of its Newco Securities, or any right or interest therein (legal or equitable) to any person or group of persons, or tender any of the Newco Securities to a takeover bid or enter into any agreement, arrangement, commitment or understanding in connection therewith, or agree to do any of the foregoing with respect to the Newco Securities (each, a "Transfer"), other than (a) any exercise, settlement or conversion, as applicable, of options, restricted share units, performance share units, deferred share units or warrants in accordance with their terms, provided that the Newco Shares issuable upon any such exercise, settlement or conversion, as applicable, are also subject to this Section 2.3, (b) with the prior written consent of Newco, (c) to one or more corporations, family trusts, RRSP accounts or other entity directly or indirectly owned or controlled by, or under common control with, the Shareholder, provided that (i) any such Transfer will not relieve the Shareholder of or from its obligations under this Agreement, (ii) prompt written notice of such Transfer is provided to Newco; and (iii) the transferee continues to be an entity or corporation directly or indirectly owned or controlled by the Shareholder at all times, or (d) pursuant to a bona fide take-over bid made to all holders of Newco Shares, arrangement, merger, amalgamation or other business combination or similar transaction in which other holders of Newco Shares are entitled to participate and that is approved or supported by the board of directors of Newco, provided that in the event that such transaction is not completed, the Newco Securities subject to this Agreement shall remain subject to this Agreement.

Notwithstanding anything to the contrary herein, the restrictions set out in this Section 2.3 shall not apply to the Shareholder if such party is not a director, officer or employee of Newco (or any successor thereof) or its affiliates immediately following the Effective Time. For clarity, where the Shareholder is a director, officer or employee of Newco (or any successor thereof) or its affiliates immediately following the Effective Time, the restrictions in this Section 2.3 shall continue to apply to the Shareholder even if the Shareholder ceases to be a director, officer or employee of Newco (or any successor thereof) or any of its affiliates at a later date.

Section 2.4 Cooperation/Alternative Transaction

If Gold Flora and TPCO conclude after the date of this Agreement that it is necessary or desirable to proceed with a form of transaction other than pursuant to the Business Combination Agreement, whereby Gold Flora and/or its affiliates would effectively acquire all of the Common Shares on economic terms and conditions having consequences to the Shareholder that are no less favourable than those contemplated by the Business Combination Agreement (an "Alternative Transaction"), then the Shareholder shall support the completion of the Alternative Transaction in the same manner as the Arrangement in accordance with the terms and conditions of this Agreement, including by voting or causing to be voted all of the Subject Securities in favour of, and not dissenting from, such Alternative Transaction proposed by Gold Flora.

Section 2.5 Covenants of Gold Flora

Gold Flora hereby agrees to comply with its obligations under the Business Combination Agreement. Gold Flora hereby agrees and confirms to the Shareholder that it shall use its commercially reasonable efforts to complete the Arrangement and the other transactions contemplated by the Business Combination Agreement and cause the Consideration Shares to be made available to pay for the Subject Securities in accordance with and subject to the terms and conditions of the Business Combination Agreement and the Plan of Arrangement. Gold Flora hereby covenants and agrees that it shall not, without the prior written consent of the Shareholder: (i) decrease the Consideration Shares payable per Subject Security pursuant to the Arrangement; (ii) change the amount or form of Consideration Shares payable pursuant to the Arrangement (other than to increase the total Consideration Shares per Subject Security or to add additional consideration); (iii) impose additional conditions to completion of the Arrangement; or (iv) otherwise substantively vary the Arrangement or any terms or conditions thereof in a manner that is materially adverse to shareholders of TPCO.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Shareholder

The Shareholder hereby represents and warrants to, and covenants with, Gold Flora as follows, and acknowledges that Gold Flora is relying upon such representations, warranties and covenants in entering into this Agreement and the Business Combination Agreement:

(a)

Incorporation; Capacity; Authorization. Where the Shareholder is a corporation, it is a corporation duly incorporated, amalgamated or organized, as applicable, and validly existing under the laws of the jurisdiction of its incorporation, organization or formation, as applicable, and has all requisite corporate power, capacity and authority and has received all requisite approvals to execute and deliver this Agreement and to perform its obligations hereunder. Where the Shareholder is an individual, he or she has the power and capacity and has received all requisite approvals to execute and deliver this Agreement and to perform his or her obligations hereunder.

(b)

Enforceable. This Agreement has been duly executed and delivered by the Shareholder, and constitutes a legal, valid and binding obligation of the Shareholder enforceable against the Shareholder in accordance with its terms subject only to any limitation under bankruptcy, insolvency or other Laws affecting the enforcement of creditors' rights generally and the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

(c)

Ownership of Subject Securities. The Shareholder is the sole registered and/or beneficial owner of the Subject Securities. The Shareholder does not directly or indirectly control or direct, or own or have any registered or beneficial interest in, any other securities of TPCO other than as set out in Schedule "A". The Shareholder, or any person named in Schedule "A" on behalf of which the Shareholder is entering into this Agreement, is and, subject to Section 2.1(d), will be immediately prior to the Effective Time, the registered and/or beneficial owner of the Subject Securities, with good and marketable title thereto, free and clear of any and all liens.

(d)

No Breach. The execution and delivery of this Agreement by the Shareholder, the consummation by the Shareholder of the transactions contemplated hereby, and the compliance by the Shareholder with any of the provisions hereof, will not constitute a violation of or default under, or conflict with, any restriction of any kind or any contract, commitment, agreement, understanding or arrangement to which the Shareholder is a party or by which the Shareholder is bound, other than as would not reasonably be expected to have an adverse effect on the Shareholder's ability to perform his, her or its obligations hereunder.

(e)

No Proceedings. There are no claims, actions, suits, arbitrations, inquiries, investigations or proceedings pending, or, to the knowledge of the Shareholder, threatened against the Shareholder that, individually or in the aggregate, could reasonably be expected to have an adverse effect on the Shareholder's ability to perform his, her or its obligations hereunder. The Shareholder is not subject to any outstanding judgment, order, writ, injunction or decree that, individually or in the aggregate, could reasonably be expected to have an adverse effect on the Shareholder's ability to perform his, her or its obligations hereunder.

(f)

No Agreements. No person has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, acquisition or transfer of any of the Subject Securities, or any interest therein or right thereto, except pursuant to this Agreement or the Business Combination Agreement.

(g)

Voting. The Shareholder has the sole and exclusive right to enter into this Agreement and to vote (or cause to be voted) the Subject Securities (which have the right to vote) as contemplated herein. Other than pursuant to this Agreement, none of the Subject Securities is subject to any proxy, power of attorney, attorney-in-fact, voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of shareholders or give consents or approvals of any kind.

(h)

Consents. Subject to compliance with any approval or Laws contemplated by the Business Combination Agreement, no material consent, approval, order or authorization of, or declaration or filing with, any Governmental Entity is required to be obtained by the Shareholder in connection with the execution, delivery or performance of this Agreement.

Section 3.2 Representations and Warranties of Gold Flora

Gold Flora hereby represents and warrants to the Shareholder as follows, and acknowledges that the Shareholder is relying upon such representations and warranties in entering into this Agreement:

(a)

Organization; Capacity; Authorization. Gold Flora is a limited liability company duly organized and validly existing under the laws of the jurisdiction of its organization and has all requisite power, capacity and authority and has received all requisite approvals to execute and deliver this Agreement and to perform its obligations hereunder.

(b)

Authorization. The execution, delivery and performance of this Agreement by Gold Flora has been duly authorized and no other internal proceedings on its part are necessary to authorize this Agreement or the transactions contemplated hereunder.

(c)

Enforceable. This Agreement has been duly executed and delivered by Gold Flora and constitutes a legal, valid and binding obligation of Gold Flora enforceable against it in accordance with its terms subject only to any limitation under bankruptcy, insolvency or other Laws affecting the enforcement of creditors' rights generally and the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

(d)

No Breach. The execution and delivery of this Agreement by Gold Flora, the consummation by Gold Flora of the transactions contemplated hereby, and the compliance by Gold Flora with any of the provisions hereof, will not constitute a violation of or default under, or conflict with, any restriction of any kind or any contract, commitment, agreement, understanding or arrangement to which it is a party or by which it is bound, other than as would not be reasonably expected to have an adverse effect on Gold Flora's abilities to perform its obligations hereunder.

ARTICLE 4
TERMINATION

Section 4.1 Termination

This Agreement may be terminated:

(a)	at any time upon the mutual written agreement of Gold Flora and the Shareholder;

(b)

by the Shareholder if: (i) any of the representations and warranties of Gold Flora in this Agreement shall not be true and correct in all material respects; or (ii) Gold Flora shall not have complied with its covenants to the Shareholder contained in this Agreement in all material respects; or

(c)

by Gold Flora if: (i) any of the representations and warranties of the Shareholder in this Agreement shall not be true and correct in all material respects; or (ii) the Shareholder shall not have complied with his, her or its covenants to Gold Flora contained in this Agreement.

Section 4.2 Automatic Termination

This Agreement shall automatically terminate on the earliest to occur of any of the following:

(a)	the Effective Time; or

(b)	5:00 p.m. (Vancouver time) on the date that the Business Combination Agreement is terminated in accordance with its terms,

except that the obligations under Section 2.3 shall survive any termination under Section 4.2(a) and shall terminate upon the release of all Newco Securities from the restrictions on Transfer set out in Section 2.3.

Section 4.3 Effect of Termination

If this Agreement is terminated in accordance with this Article 4, the provisions of this Agreement will become void and no party shall have liability to any other party (or any shareholder, director, officer, employee, agent, consultant or representative of such party) and the Shareholder shall be entitled to withdraw any form of proxy, voting instruction form or power of attorney which the Shareholder may have given with respect to the Subject Securities; provided that neither the termination of this Agreement nor anything contained in Article 4 will relieve any party from any liability for any breach by it of this Agreement which occurred prior to such termination.

ARTICLE 5
GENERAL

Section 5.1 Fiduciary Obligations

Gold Flora agrees and acknowledges that the Shareholder is bound hereunder solely in his, her or its capacity as a securityholder of TPCO and that the provisions of this Agreement shall not be deemed or interpreted to bind the Shareholder or any of its directors, officers or principal shareholders in his or her capacity as a director or officer of TPCO or any of the subsidiaries of TPCO. For the avoidance of doubt, nothing in this Agreement shall limit or restrict the Shareholder (or any of its directors, officers or principal shareholders) from properly fulfilling his or her fiduciary duties as a director or officer of TPCO or any of the subsidiaries of TPCO.

Section 5.2 Further Assurances

Each of the Shareholder and Gold Flora will, from time to time, execute and deliver all such further documents and instruments and do all such acts and things as the other party may reasonably require and at the requesting party's cost to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

Section 5.3 Disclosure

The Shareholder irrevocably and unconditionally (a) consents to the details of this Agreement being set out in any court documents, proxy circular or other disclosure documents produced by TPCO, Gold Flora or any other party to the Business Combination Agreement in respect of the transactions contemplated by this Agreement and the transactions contemplated by the Business Combination Agreement and any press releases to be made, or documents to be issued, in connection with the transactions contemplated by the Business Combination Agreement and this Agreement being made publicly available, including, without limitation, by filing on SEDAR and/or EDGAR; (b) acknowledges and agrees that a summary of the negotiations leading up to the execution and delivery of this Agreement may appear in the Circular and in any other disclosure documents required by applicable Laws; and (c) agrees to provide Gold Flora with all information and assistance as it may reasonably require in connection with the preparation of such circular and any press releases to be made, or documents to be issued, in connection with the transactions contemplated by the Business Combination Agreement and to immediately notify Gold Flora of any change in the accuracy of any information previously given.

Except as set forth above or as required by applicable laws or regulations or by any Governmental Entity or in accordance with the requirements of any stock exchange, the Shareholder shall make no public announcement or statement with respect to this Agreement without the approval of Gold Flora, which shall not be unreasonably withheld or delayed. The Shareholder agrees to consult with Gold Flora, prior to issuing each public announcement or statement with respect to this Agreement, subject to the overriding obligations of Laws.

Section 5.4 Time of the Essence

Time is of the essence in this Agreement.

Section 5.5 Governing Law

This Agreement shall be governed by, and be construed in accordance with, the laws of the Province of British Columbia and the laws of Canada applicable therein but the reference to such laws shall not, by conflict of laws rules or otherwise, require the application of the law of any jurisdiction other than the Province of British Columbia.

Section 5.6 Entire Agreement

This Agreement, including the schedules hereto and the provisions of the Business Combination Agreement incorporated herein by reference, or that are for the benefit of a party pursuant to the Business Combination Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

Section 5.7 Independent Legal Advice

The Shareholder acknowledges that the Shareholder has been afforded the opportunity to obtain independent legal advice and confirms by the execution and delivery of this Agreement that the Shareholder has either done so or waived their right to do so in connection with the entering into of this Agreement.

Section 5.8 Amendments

This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

Section 5.9 Severability

If any provision of this Agreement is determined to be illegal, invalid or unenforceable by any court of competent jurisdiction, that provision will be severed from this Agreement and the remaining provisions shall remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 5.10 Assignment

This Agreement becomes effective only when executed by the Shareholder and Gold Flora. After that time, it will be binding upon and enure to the benefit of the Shareholder and Gold Flora and their respective successors and permitted assigns. Neither this Agreement nor any of the rights or obligations under this Agreement are assignable or transferable by any party without the prior written consent of the other party; provided that Gold Flora may assign this Agreement to a wholly-owned subsidiary of Gold Flora, without reducing its own obligation hereunder, without the prior written consent of the Shareholder.

Section 5.11 Survival

If this Agreement is terminated, this Agreement shall become void and of no further force or effect without liability of any party (or any shareholder, director, officer, employee, agent, consultant or representative of such party) to any other party to this Agreement.

Section 5.12 Notices

Any notice or other communication given regarding the matters contemplated by this Agreement must be in writing, sent by personal delivery, courier or electronic mail and addressed:

(a)	to Gold Flora at:

Gold Flora, LLC

3165 Red Hill Avenue

Costa Mesa, California 92626

Attention: Laurie Holcomb, Chief Executive Officer

Email: [***]

with a copy to (which shall not constitute notice):

Dorsey & Whitney LLP

Columbia Center

701 Fifth Avenue, Suite 6100

Seattle, Washington 98104

Attention: Kimberley R. Anderson

Email: [***]

and with a copy to (which shall not constitute notice):

Bennett Jones LLP

3400 One First Canadian Place

P.O. Box 130

Toronto, Ontario M5X 1A4

Attention: Abbas Ali Khan

Email: [***]

(b)	to the Shareholder, as set forth on the signature page to this Agreement.

Any such notice or other communication shall, if delivered, be deemed to have been given and received on the date on which it was delivered to the address provided herein (if a Business Day or, if not, then the next succeeding Business Day) and if sent by electronic mail be deemed to have been given and received at the time of receipt (if a Business Day or, if not, then the next succeeding Business Day) unless actually received after 4:00 p.m. (local time in the place of receipt) at the point of delivery in which case it shall be deemed to have been given and received on the next Business Day.

Section 5.13 Specific Performance and other Equitable Rights

The parties agree that irreparable harm would occur, for which monetary damages would not be an adequate remedy at law, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to interim, interlocutory and permanent injunctive relief, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement, and to enforce compliance with the terms of this Agreement without the proof of actual damages and without any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief, this being in addition to any other remedy to which the parties may be entitled at law or in equity.

Section 5.14 Expenses

All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 5.15 Counterparts

This Agreement may be executed in any number of counterparts (including counterparts by electronic copy) and all such counterparts taken together shall be deemed to constitute one and the same instrument. The parties shall be entitled to rely upon delivery of an executed electronic copy of this Agreement, and such executed electronic copy shall be legally effective to create a valid and binding agreement between the parties.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

GOLD FLORA, LLC

By:
Authorized Signing Officer

[Signature Page to Voting Support and Lock-Up Agreement]

(Print name of Shareholder)

(Signature of Shareholder or Authorized Signatory)

(Place of Residency)

(Print Name and Title)

Address:

Telephone:

Email:

[Signature Page to Voting Support and Lock-Up Agreement]

SCHEDULE "A"

SUBJECT SECURITIES

Security	Number
Common Shares
Options
Restricted Share Units
Performance Share Units
Deferred Share Units
Warrants

SCHEDULE "B"

LOCK-UP RELEASE SCHEDULE

Release Date	Percentage of Newco Securities to be released
Date that is six (6) months following the Effective Date	25%
Date that is nine (9) months following the Effective Date	25%
Date that is twelve (12) months following the Effective Date	25%
Date that is eighteen (18) months following the Effective Date	25%